THE PRUDENTIAL SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                             ARTICLES OF RESTATEMENT

     THE PRUDENTIAL SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o Prentice Hall Corporation System, Maryland, 11 E. Chase Street, Baltimore, Maryland 21201 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

         SECOND: The Corporation has authority to issue two billion five hundred million (2,500,000,000) shares of capital stock, par value $0.01 per share, and such shares are allocated among seventeen classes of capital stock (each, a "Series"), each of which is further divided into two classes (each, a "Class"), each Series and Class having the designations indicated, and the number of shares of Stock of each Class of each Series, the par value of the shares of each Class of each Series, and the aggregate par value of the shares of all Series and Classes being as follows:

                                                                  CLASS I                  CLASS II
                                                          ------------------------  ---------------------
                                                            Number of    Par Value  Number of   Par Value
                   SERIES                                      Shares                  Shares
---------------------------------------------------------------------------------------------------------
Money Market Portfolio Capital Stock                      170,000,000   $1,700,000  5,000,000    $50,000
Diversified Bond Portfolio Capital Stock                  170,000,000   $1,700,000  5,000,000    $50,000
Equity Portfolio Capital Stock                            295,000,000   $2,950,000  5,000,000    $50,000
Flexible Managed Portfolio Capital Stock                  370,000,000   $3,700,000  5,000,000    $50,000
Conservative Balanced Portfolio Capital Stock             370,000,000   $3,700,000  5,000,000    $50,000
Zero Coupon Bond-2000 Portfolio Capital Stock              10,000,000     $100,000  5,000,000    $50,000
Zero Coupon Bond-2005 Portfolio Capital Stock              10,000,000     $100,000  5,000,000    $50,000
High Yield Bond Portfolio Capital Stock                   195,000,000   $1,950,000  5,000,000    $50,000
Stock Index Portfolio Capital Stock                       170,000,000   $1,700,000  5,000,000    $50,000
Equity Income Portfolio Capital Stock                     170,000,000   $1,700,000  5,000,000    $50,000
Natural Resources Portfolio Capital Stock                  30,000,000     $300,000  5,000,000    $50,000
Global Portfolio Capital Stock                             70,000,000     $700,000  5,000,000    $50,000
Government Income Portfolio Capital Stock                  65,000,000     $650,000  5,000,000    $50,000
Prudential Jennison Portfolio Capital Stock               110,000,000   $1,100,000  5,000,000    $50,000
Small Capitalization Stock Portfolio Capital Stock         70,000,000     $700,000  5,000,000    $50,000
Diversified Conservative Growth Portfolio Capital          70,000,000     $700,000  5,000,000    $50,000
Stock
20/20 Focus Portfolio Capital Stock                        70,000,000     $700,000  5,000,000    $50,000
========================================================================================================
TOTAL                                                   2,415,000,000  $24,150,000 85,000,000   $850,000
TOTAL SHARES, ALL SERIES AND CLASSES                    2,500,000,000
TOTAL PAR VALUE, ALL SERIES AND CLASSES                   $25,000,000

     THIRD: The Board of Directors of the Corporation, at a meeting duly convened and held on May __, 2000, adopted resolutions:

     (A) to increase by one billion (1,000,000,000) the number of shares of capital stock, par value $0.01 per share, that the Corporation has authority to issue, to a total of three billion five hundred million (3,500,000,000) shares.

     (B) to establish twenty (20) new Series of capital stock designated as SP AIM Aggressive Growth Portfolio Capital Stock, SP AIM Growth and Income Portfolio Capital Stock, SP Aggressive Growth Asset Allocation Portfolio Capital Stock, SP Alliance Large Cap Growth Portfolio Capital Stock, SP Alliance Technology Portfolio Capital Stock, SP Balanced Asset Allocation Portfolio Capital Stock, SP Conservative Asset Allocation Portfolio Capital Stock, SP Davis Value Portfolio Capital Stock, SP Deutsche International Equity Portfolio Capital Stock, SP Large Cap Value Portfolio Capital Stock, SP Small/Mid Cap Value Portfolio Capital Stock, SP Growth Asset Allocation Portfolio Capital Stock, SP INVESCO Small Company Growth Portfolio Capital Stock, SP Jennison International Growth Portfolio Capital Stock,
          SP MFS Capital Opportunities Portfolio Capital Stock, SP MFS Mid Cap Growth Portfolio Capital Stock, SP PIMCO High Yield Portfolio Capital Stock, SP PIMCO Total Return Portfolio Capital Stock, SP Prudential U.S. Emerging Growth Portfolio Capital Stock, and SP Strategic Partners Focused Growth Portfolio Capital Stock, each of which is further divided into two Classes;


     (C) to classify the newly authorized one billion shares of the Corporation so that each newly established Series is allocated fifty million (50,000,000) shares, of which forty million (40,000,000) shares are allocated to Class I of that Series and ten million (10,000,000) shares are allocated to Class II of that Series, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares as set forth below:

               The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the Class or Series, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by Series or Class except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual Series or Class; (2) only shares of the respective Series or Class are entitled to vote on matters concerning only that Series or Class; and (3) fundamental investment policies may be changed, with respect to any Series, if such change is approved by a majority (as defined under the Investment Company Act of 1940) of the capital stock of such Series.

               Each Class of each Series of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

                    (1) The shares of each Class, when issued, will be fully paid and non-assessable, have no preference, preemptive, conversion, exchange, or similar rights, except as set forth in (2) below, and will be freely transferable.

                    (2) The consideration received by the Corporation for the sale of capital stock of a Class of a Series shall become part of the assets of that Series. Each share of each Class of a Series shall represent an equal proportionate interest in that Class, and each share of any Class shall be equal to each other share of that Class. Each Series shall have no interest in the assets of any other Series. Each share of each Class of a Series shall represent the same interest in the Series and have the same powers, rights, and preferences, except that:

                               (i) expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular Class shall be borne solely by such Class;

                               (ii) the bearing of such expenses solely by
                                    shares of each Class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such Class;

                              (iii) the Class II stock shall be subject to a
                                    distribution fee pursuant to Rule 12b-1
                                    under the Investment Company of 1940, as amended, and an administration fee as determined by the Board of Directors from time to time;

                               (iv) each Class shall have exclusive voting
                                    rights on any matter submitted to
                                    shareholders that, in the judgment of the Board of Directors (which shall be conclusive), relates solely to its shareholders; and

                               (v) each Class shall have separate voting rights on any matter submitted to shareholders in which, in the judgment of the Board of Directors (which shall be conclusive), the interests of one Class differ from the interests of any other Class.

                    (3) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all Classes of any or all Series of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

                               (i) Dividends or distributions on shares of any Class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such Class.

                               (ii) Inasmuch as one goal of the Corporation is
                                    to qualify as a "regulated investment
                                    company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a Class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Classes, the amount to be deemed available for distribution to the Class or Classes with the net capital gain may be reduced by the amount offset.

                    (4) The assets belonging to any Class of a Series of stock shall be charged with the liabilities in respect to such Class and Series, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective Class. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more Series or Classes, and as to the allocation of such liabilities or assets to a given Series or Class or among several Series or Classes.

                    (5) With the approval of a majority of the stockholders of each of the affected Classes of capital stock, the Board of Directors may transfer the assets of any Class to another Class in that Series or to a Class in another Series. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Class to which the assets were transferred in exchange for all shares of capital stock representing interests in the Class from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

     FOURTH: When these Articles Supplementary are effective, the total number of shares of all Series and Classes that the Corporation has authority to issue, the number of shares of Stock of each Class of each Series, the par value of the shares of each Class of each Series and the aggregate par value of the shares of all Series and Classes will be as follows:

                [Remainder of this page intentionally left blank]


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

                                                                    CLASS I                  CLASS II
                                                            ------------------------   --------------------
                                                              Number of    Par Value   Number of  Par Value
                    SERIES                                       Shares                   Shares
------------------------------------------------------------------------------------------------------------
Money Market Portfolio Capital Stock                        170,000,000   $1,700,000   5,000,000    $50,000
Diversified Bond Portfolio Capital Stock                    170,000,000   $1,700,000   5,000,000    $50,000
Equity Portfolio Capital Stock                              295,000,000   $2,950,000   5,000,000    $50,000
Flexible Managed Portfolio Capital Stock                    370,000,000   $3,700,000   5,000,000    $50,000
Conservative Balanced Portfolio Capital Stock               370,000,000   $3,700,000   5,000,000    $50,000
Zero Coupon Bond-2000 Portfolio Capital Stock                10,000,000     $100,000   5,000,000    $50,000
Zero Coupon Bond-2005 Portfolio Capital Stock                10,000,000     $100,000   5,000,000    $50,000
High Yield Bond Portfolio Capital Stock                     195,000,000   $1,950,000   5,000,000    $50,000
Stock Index Portfolio Capital Stock                         170,000,000   $1,700,000   5,000,000    $50,000
Equity Income Portfolio Capital Stock                       170,000,000   $1,700,000   5,000,000    $50,000
Natural Resources Portfolio Capital Stock                    30,000,000     $300,000   5,000,000    $50,000
Global Portfolio Capital Stock                               70,000,000     $700,000   5,000,000    $50,000
Government Income Portfolio Capital Stock                    65,000,000     $650,000   5,000,000    $50,000
Prudential Jennison Portfolio Capital Stock                 110,000,000   $1,100,000   5,000,000    $50,000
Small Capitalization Stock Portfolio Capital Stock           70,000,000     $700,000   5,000,000    $50,000
Diversified Conservative Growth Portfolio Capital Stock      70,000,000     $700,000   5,000,000    $50,000
20/20 Focus Portfolio Capital Stock                          70,000,000     $700,000   5,000,000    $50,000
SP Aggressive Growth Asset Allocation Portfolio Capital      40,000,000     $400,000  10,000,000   $100,000
 Stock
SP AIM Aggressive Growth Portfolio Capital Stock             40,000,000     $400,000  10,000,000   $100,000
SP AIM Growth and Income Portfolio Capital Stock             40,000,000     $400,000  10,000,000   $100,000
SP Alliance Large Cap Growth Portfolio Capital Stock         40,000,000     $400,000  10,000,000   $100,000
SP Alliance Technology Portfolio Capital Stock               40,000,000     $400,000  10,000,000   $100,000
SP Balanced Asset Allocation Portfolio Capital Stock         40,000,000     $400,000  10,000,000   $100,000
SP Conservative Asset Allocation Portfolio Capital Stock     40,000,000     $400,000  10,000,000   $100,000
SP Davis Value Portfolio Capital Stock                       40,000,000     $400,000  10,000,000   $100,000
SP Deutsche International Equity Portfolio Capital Stock     40,000,000     $400,000  10,000,000   $100,000
SP Growth Asset Allocation Portfolio Capital Stock           40,000,000     $400,000  10,000,000   $100,000
SP INVESCO Small Company Growth Portfolio Capital Stock      40,000,000     $400,000  10,000,000   $100,000

SP Jennison International Growth Portfolio Capital Stock     40,000,000     $400,000  10,000,000   $100,000

SP Large Cap Value Portfolio Capital Stock                   40,000,000     $400,000  10,000,000   $100,000
SP MFS Capital Opportunities Portfolio Capital Stock         40,000,000     $400,000  10,000,000   $100,000
SP MFS Mid Cap Growth Portfolio Capital Stock                40,000,000     $400,000  10,000,000   $100,000
SP PIMCO High Yield Portfolio Capital Stock                  40,000,000     $400,000  10,000,000   $100,000
SP PIMCO Total Return Portfolio Capital Stock                40,000,000     $400,000  10,000,000   $100,000
SP Prudential U.S. Emerging Growth Portfolio Capital         40,000,000     $400,000  10,000,000   $100,000
 Stock
SP Small/Mid Cap Value Portfolio Capital Stock               40,000,000     $400,000  10,000,000   $100,000
SP Strategic Partners Focused Growth Portfolio Capital       40,000,000     $400,000  10,000,000   $100,000
 Stock
===========================================================================================================
TOTAL                                                     3,215,000,000  $32,150,000 285,000,000 $2,850,000
TOTAL SHARES, ALL SERIES AND CLASSES                      3,500,000,000
TOTAL PAR VALUE, ALL SERIES AND CLASSES                     $35,000,000

     FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     SIXTH: The newly authorized shares of the Corporation have been duly classified by the Board of Directors pursuant to authority and power contained in Article V of the Articles of Restatement of the Corporation.

     IN WITNESS WHEREOF, THE PRUDENTIAL SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chairman and its corporate seal to be hereunder affixed and attested by its Secretary, as of _____ __, 2000.

                                       THE PRUDENTIAL SERIES FUND, INC.

                                       BY:  ___________________________
                                            John R. Strangfeld
                                            Chairman

Attest:

--------------------
Lee D. Augsburger
Secretary

     THE UNDERSIGNED, Chairman of the Board of THE PRUDENTIAL SERIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                       -------------------------
                                       John R. Strangfeld
                                       Chairman


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